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                                                                    Exhibit 23.7

                      ACKNOWLEDGEMENT OF ERNST & YOUNG LLP

July 19, 2004

The Board of Directors
F.N.B. Corporation

We are aware of the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-116526) of F.N.B. Corporation for the registration of 4,250,000 shares of its common stock of our report dated May 7, 2004 relating to the unaudited consolidated interim financial statements of F.N.B. Corporation that are included in its Form 10-Q for the quarter ended March 31, 2004.

                                /s/ Ernst & Young

Pittsburgh, Pennsylvania